UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Definitive Proxy Statement

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Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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UPLOAD OF RECORDED INTERVIEW:

Strategy Inc (the “Company”) uploaded to its Investor Relations page on strategy.com a recording of the Company’s May 19, 2026 a live Q&A forum, in which Michael Saylor, Executive Chairman of the Company, and Phong Le, President and CEO of the Company, participated, during which they discussed, among other things, the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. Copies of the updated Investor Relations page and a transcript of Messrs. Saylor’s and Le’s remarks regarding the foregoing during the discussion are set forth below as Annex A.

TWEET:

Strategy Inc (the “Company”) posted on its X account regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A copy of the Company’s post is set forth below as Annex B.

Annex A

Investor Relations

Strategy (Nasdaq: MSTR) is the world's first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Contact Us

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Events and Presentations

Events and presentations archive

ON-DEMAND WEBINAR
Q&A with Retail Investors
Featuring Michael Saylor
Phong Le

Live Q&A with Retail Investors Featuring Michael Saylor and Phong Le

May 20, 2025

Strategy
Q1 2026
Financial Results

First Quarter 2026 Financial Results Webinar Recording

May 5, 2026

Strategy
Q1 2026
Financial Results
May 5, 2026

First Quarter 2026 Earnings Presentation

May 5, 2026

Strategy
Q4 2025
Financial Results

Fourth Quarter 2025 Financial Results Webinar Recording

February 5, 2026

Strategy
Q4 2025
Financial Results
February 5, 2026

Fourth Quarter 2025 Earnings Presentation

February 5, 2026

*****

Natalie Brunell: A couple folks asked if you could react to Strive’s announcement of the daily dividends and then can you walk us through what shareholders are being asked to vote on, specifically with strategy and why semi-monthly is the right move right now? Why can't it be daily?

Michael Saylor: I'm really excited and impressed by what Strive has accomplished. I'm thrilled to see them bringing a daily dividend digital credit instrument to market. I'm also impressed at how rapidly they did it. I think it’s quite an extraordinary thing for the space. I believe it’s actually great for them. It’s great for the Digital Credit space. It’s great for Bitcoin. It’s great for us that they're able to bring that instrument to market. It’s obviously working very very well right now. They’ve been sitting around par for the for the last week or so and so that it's working in the market. I don’t feel like we need to steal their thunder. . . .

We’re a Delaware company, they're a Nevada company. We have different corporate governance requirements than they have. We’re also 100x bigger in terms of scale. And so I think it behooves us to move forward deliberately. And right now for us going from monthly to semi-monthly is a bold and I think a very progressive step. That will play out over the course of the next four weeks. We have a shareholder vote coming up in early June. I think that will dramatically improve the performance of STRC. Once we’ve gotten to semi-monthly, then I think the market will have a daily credit instrument from Strive and a semi-monthly credit instrument from Strategy. I think it’s quite possible that the market will benefit by having the two different frequencies. I’m humble enough to know what I don’t know and I’m looking forward to seeing how the market trades STRC, how it trades SATA. If both of them reach their full potential, that's great. We’ll watch that performance and over time if it turns out that there’s overwhelming demand from our own shareholders to go to daily, then that’s something we’ll consider. But I don’t really think that we need to copy what they’ve done.

*****

Natalie Brunell: Joel from Mississippi asks, “Is the $100 peg something Strategy is legally obligated to defend or is it more of an aspirational target?”

Michael Saylor: We don't have a legal obligation under the security itself, but it is the Company’s number one business objective. So the way to understand it is we have about an $80 billion enterprise and if you were to ask what is the number one thing that we want to ensure month by month, quarter by quarter, it’s we want to ensure the stability of STRC around $100. If STRC doesn’t hit the $100 peg each month, then the Company's going to take action in order to strengthen it. And we’ve shown ourselves wanting do it. We raised the dividend, was it six times in a row or five? How many times, Phong? It was many times. We raised the dividend multiple times. We raised billions of dollars of capital and bought bitcoin with it. We raised billions of dollars of capital and we put in a US dollar reserve. We have just bought back $1.5 billion dollars of debt which is senior to STRC. So we will restructure the capital structure. We will raise capital. We will adjust the dividend. We went and put a presentation or proposal in front of our shareholders to double the frequency of the dividend. So all of those things I just named are all in pursuit of stability around the $100 target. So you can think of it as a business objective and you could almost view it as that’s the reason that the Company is here. Like that is the primary KPI for Strategy; to stabilize and make the Digital Credit successful.

*****

Natalie Brunell: By far the most repeated question across all audience submissions was, “Would Strategy consider shifting Strife, Strike, and Stride from quarterly to monthly dividends?”

Phong Le: You know what’s interesting, when we sat and thought about what proposals we wanted to take to our common and preferred shareholders in our June shareholder meeting, we had considered modifying all of our preferreds—Stretch, Stride, Strife, Strike—to more frequent dividends, whether that be semi-monthly or monthly. And we ultimately made the decision that we wanted to focus on Stretch first because it’s the primary, and making changes to the others, although beneficial to the others, could be distracting and we might not be clear enough to get the vote for Stretch. And with that as the backdrop, we want to improve Stretch first and foremost because it’s the most innovative and is the largest product. Doesn’t mean that we don’t care about the other ones, right. They’re our other children, but we want to get Stretch working as well as possible and then turn to the other ones.

*****

Natalie Brunell: I know that there’s a big vote coming up. You probably want to talk a little bit about that. So, Phong, we'll start with you.

Phong Le: . . . . We do have a vote coming up June 8th for Stretch to move from monthly to semi-monthly dividends. We think it’s a very obvious vote. It’ll increase the liquidity and decrease the volatility of the instrument, but get out there and vote if you haven’t.

Annex B

Strategy
@Strategy

$STRC holders: Once a month is good, Twice is Better. Vote now. Visit strategy.com/strc/vote to learn more.

STRC 11.50%
Once a Month Was Good
0:04 / 0:26

4:03 PM · May 22, 2026 · **1,366** Views

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors, executive officers and certain of its investor relations employees are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.